PRIVATE PLACEMENT MEMORANDUM

1,000,000 Shares

AMERICAN DAIRY, INC.

$3,000,000

Common Stock

American Dairy, Inc. ("American Dairy"), a Utah corporation, is engaged in the business of processing and marketing milk powder and soybean products in The People's Republic of China. The Common Stock of the Company is presently traded on the NASD over-the-counter electronic bulletin board ("OTC-BB") under the trading symbol "ADIY".

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. SEE "RISK FACTORS".

THE SECURITIES OFFERED BY THIS MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON RULE 506 OF REGULATION D AND REGULATION S UNDER THE 1933 ACT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

See "Risk Factors" for a description of various factors that should be carefully considered by prospective investors.

	Price(1)	Selling Commissions(2)(3)	Proceeds to Company(3)(4)(5)(6)
Per Share(1)	$3.00	$ .24	$2.76
Maximum Offering (1,000,000 Shares) (2)	$3,000,000	$240,000	$2,760,000

(1) American Dairy may in its sole discretion offer and sell shares of its Common Stock for less than $3.00 per share at prices to be negotiated from time to time with certain large subscribers.

(2) The shares are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to certain other conditions, including the right of the Underwriters to reject orders in whole or in part. It is expected that delivery of the Shares will be made against payment therefor at the offices of American Eastern Securities, Inc. on a monthly basis during the offering period.

(3) Does not include a 2% wholesaling fee payable to American Eastern Securities, Inc. as the managing underwriter. Does not include the reimbursement of the expenses of the Underwriters estimated at $35,000, and the value of warrants to be issued to the Underwriters to purchase restricted shares of Common Stock at $1.50 per share of Common Stock during a term of three years. American Dairy has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(4) There is no assurance that any of the Shares will be sold. There is no firm commitment to purchase or sell any of the Shares. There is a maximum of 1,000,000 Shares being offered. There is no minimum required subscription amount necessary to close this offering, and all subscription proceeds will be deposited directly into the bank accounts of American Dairy. The offering of Shares may be terminated in the sole discretion of the American Dairy at any time. The subscription period initially began on the date of this Memorandum. The subscription period is presently expected to terminate on June 30, 2004, but may be extended with or without notice by American Dairy for up to 60 days thereafter (the "Final Termination Date"). At American Dairy's sole discretion, one or more closings will be held periodically until the Final Termination Date. See "Underwriting".

(5) The minimum subscription for Shares in this offering is $21,000 for 7,000 Shares.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY BID FOR AND PURCHASE SHARES OF COMMON STOCK IN THE OPEN MARKET.

American Eastern Securities, Inc.
865 S. Figueroa Street
Suite 3340
Los Angeles, California 90017
(213) 488-5131

Belmont Capital Group Limited
Suite A-C Neich Tower
128 Gloucester Road, Wanchai
Hong Kong, China
011-852-2517-7833

Keating Securities, L.L.C.
5251 DTC Parkway
Suite 1090
Greenwood Village, Colorado 80111
(720) 889-0139

The date of this Memorandum is April 26, 2004.

LEGENDS

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF AMERICAN DAIRY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER NOR A SOLICITATION OF AN OFFER IN ANY JURISDICTION IN WHICH AN OFFER IS NOT AUTHORIZED AND LAWFUL.

THE CONTENTS OF THIS MEMORANDUM SHOULD NOT BE CONSIDERED TO BE INVESTMENT, LEGAL OR TAX ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS, HER OR ITS OWN COUNSEL AND ADVISERS AS TO ALL MATTERS CONCERNING AN INVESTMENT IN THE SHARES.

THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE INFORMATION OF THE PERSON TO WHOM IT HAS BEEN DELIVERED BY OR ON BEHALF OF AMERICAN DAIRY. DISTRIBUTION OF THIS MEMORANDUM TO ANY PERSON OTHER THAN THE PROSPECTIVE INVESTOR TO WHOM THIS MEMORANDUM IS DELIVERED BY AMERICAN DAIRY AND THOSE PERSONS RETAINED TO ADVISE HIM, HER OR IT WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS WITHOUT THE PRIOR WRITTEN CONSENT OF AMERICAN DAIRY IS PROHIBITED. EACH PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO RETURN IT AND ALL OTHER DOCUMENTS RECEIVED BY HIM, HER OR IT TO AMERICAN DAIRY IF THE PROSPECTIVE INVESTOR DOES NOT SUBSCRIBE FOR THE PURCHASE OF THE SHARES, THE PROSPECTIVE INVESTOR'S SUBSCRIPTION IS NOT ACCEPTED OR THE OFFERING IS TERMINATED.

THIS OFFER CAN BE WITHDRAWN AT ANY TIME BEFORE A CLOSING AND ACCEPTANCE OF A SUBSCRIPTION, AND IS SPECIFICALLY MADE SUBJECT TO THE TERMS DESCRIBED IN THIS MEMORANDUM. AMERICAN DAIRY MAY, IN ITS ABSOLUTE DISCRETION, REJECT THE SUBSCRIPTION REQUEST OF ANY PERSON, IN WHOLE OR IN PART, OR ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SHARES SUBSCRIBED FOR BY SUCH PROSPECTIVE INVESTOR. ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND MUST NOT BE RELIED UPON.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION, OR GIVE ANY INFORMATION, OTHER THAN AS CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE, SUCH REPRESENTATIONS OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN DAIRY FOR USE REGARDING THIS OFFERING.

THE UNDERWRITERS AND FOREIGN BROKER-DEALERS IN THIS OFFERING HAVE AGREED TO NOT ENGAGE IN ANY HEDGING TRANSACTIONS IN THE EQUITY SECURITIES OF AMERICAN DAIRY, INC. PRIOR TO THE END OF THE DISTRIBUTION COMPLIANCE PERIOD OF RULE 903 OF REGULATION S; AND NON-U.S. PURCHASERS OF COMMON STOCK MUST REPRESENT THAT THEY WILL NOT ENGAGE IN ANY HEDGING TRANSACTIONS FOR ONE YEAR UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933.

THE INFORMATION CONTAINED IN THIS MEMORANDUM HAS BEEN SUPPLIED BY AMERICAN DAIRY AND HAS BEEN INCLUDED HEREIN IN RELIANCE ON AMERICAN DAIRY.

HOW TO INVEST

Each prospective investor who wishes to invest in American Dairy should follow these procedures to do so:

1. Read this entire Private Placement Memorandum, including the Form 10-KSB annual report of American Dairy for its fiscal year ended December 31, 2003 which is incorporated herein by reference, and the current Supplement(s) hereto, if any, accompanying the Memorandum.

2. Complete and sign the Subscription Agreement (Exhibit A or Exhibit B) to this Memorandum, and any applicable annex thereto.

3. Send a check in an amount equal to $3.00 per Share desired to be purchased payable to American Dairy, Inc., along with the completed and signed Subscription Agreement to:

American Dairy, Inc.
c/o Charles Hung, President
American Eastern Securities, Inc.
865 S. Figueroa Street, #3340
Los Angeles, California 90017
(213) 488-5131

Within 15 days of its receipt of each completed Subscription Agreement, American Dairy will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed to the subscriber. If for any reason the subscription is rejected, the check and Subscription Agreement will be returned to the subscriber immediately.

Subscriptions on behalf of IRA's, Keogh Plans and 401(k)'s must be processed through and forwarded by an approved trustee. In the case of an IRA, Keogh Plan and 401(k) subscribers, the confirmation will be sent to the trustee and an additional confirmation will be sent to the individual beneficiary.

SUITABILITY STANDARDS

All investors, including trustees of Keogh Plans, Individual Retirement Accounts and qualified pension and profit sharing plans and trusts, should consider carefully the suitability of an investment in the shares of Common Stock of American Dairy (the "Shares")

Limited Offering

The Shares are "securities" as that term is defined in both federal and state securities laws. Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), requires that all securities must be registered with the U.S. Securities and Exchange Commission (the "SEC") unless an exemption from registration is available. The offering of the Shares will be made in reliance upon exemptions from registration for certain transactions contained in Rule 506 promulgated under Regulation D under the Securities Act and in Regulation S under the Securities Act. Accordingly, no registration statement has been or will be filed with the SEC in connection with the offer and sale of the Shares.

Rule 506 of Regulation D, promulgated by the SEC under the Securities Act ("Rule 506") and Regulation S under the Securities Act, provide standards for determining when offers or sales of securities by an issuer will be exempt from registration by reason of the amount involved or the character of the offering within the meaning of Section 4(2) of the Securities Act. To ensure full compliance with the standards provided by Rule 506 and Regulation S, American Dairy will rely on the representations, warranties and certifications made by each prospective shareholder in the applicable Subscription Agreement (as described below) and will determine the suitability of prospective shareholders according to the standards set forth therein.

Suitability Requirements in the United States

Shares will be offered and sold only to persons in the United States who: (i) by reason of their business or financial experience could reasonably be assumed to have the capacity to protect their own interests in connection with their investment in the Common Stock of American Dairy and either alone or with their professional advisors who have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Shares; (ii) represent, among other things, that they are acquiring the Common Stock for their own account, for investment only and not with a view toward the resale or distribution thereof, that they are aware that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under applicable state securities laws, and that their transfer rights are restricted by the Securities Act and applicable state securities laws; and (iii) represent in writing that they are "Accredited Investors", as defined below. Investors must meet all of the applicable requirements set forth in the applicable Subscription Agreement. Under the laws of certain states, an investor may transfer Common Stock only to persons who meet similar standards, and American Dairy may require certain assurances that these standards are met.

Accredited U.S. Investors

American Dairy will require as a general investor suitability standard that each United States investor represent in writing whether or not he or she is an "Accredited Investor". For purposes of this Memorandum, the term "Accredited Investor" shall include a person who is described in any of the following categories at the time such person acquires beneficial ownership of the Common Stock of American Dairy, whether individually or in joint ownership:

(i) any natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000, provided that such investor's total investment in American Dairy does not exceed 10% of his or her net worth, or joint net worth with his or her spouse;

(ii) any natural person who had an individual income in excess of $200,000 in each of 2003 and 2002 or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level of income in 2004, provided that such investor's total investment does not exceed 10% of such investor's net worth, or joint net worth with such investor's spouse;

(iii) any director or executive officer of American Dairy;

(iv) any bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act or 1940 or a business development company as defined in Section 2(a)(48) of such act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state or its political subdivision, or any agency or instrumentality of a state or its political subdivision, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(31) of such act, which plan fiduciary is a bank, a savings and loan association, an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by the persons who otherwise meet these suitability standards;

(v) any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(vi) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Common Stock of American Dairy, with total assets in excess of $5,000,000;

(vii) any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock of American Dairy, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

(viii) any corporation or partnership in which each and every equity owner of such entity is and certifies that he or she meets the qualifications set forth in either (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an Individual Retirement Account or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

Various states may have established other suitability standards for their residents. The suitability standards referred to above represent minimum suitability requirements for prospective investors and the satisfaction of such standards by a prospective investor does not necessarily mean the Common Stock is a suitable investment for such prospective investor. American Dairy may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective investors. American Dairy reserves the right to review the suitability of any person, whether an individual or entity, desiring to purchase Common Stock of American Dairy and to modify the suitability standards and the minimum investment with respect to certain investors, in order to comply with applicable state or local laws, rules, regulations or otherwise, and to reject subscriptions for Common Stock in whole or in part for any reason whatsoever and to withdraw this offering. This Memorandum does not constitute an offer or solicitation in any state in any other jurisdiction in which such an offer or solicitation is unlawful.

EACH PROSPECTIVE INVESTOR SHOULD DETERMINE WHETHER THIS INVESTMENT IS APPROPRIATE FOR SUCH INVESTOR, TOGETHER WITH HIS OR HER INVESTMENT, TAX, LEGAL, ACCOUNTING AND OTHER ADVISORS.

SUMMARY OF THE OFFERING

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Private Placement Memorandum.

American Dairy

American Dairy, Inc. ("American Dairy") was incorporated in the State of Utah on December 31, 1985. American Dairy maintains its principal executive offices at 1st Qingxiang Street, Kedong County, Heilongjiang Province 164800, The People's Republic of China; U.S. telephone contact (213) 488-5131.

American Dairy processes and markets milk powder, bean-milk powder, milk Crowley, and related dairy products, primarily in the northeastern area of The People's Republic of China ("China"), known as the "milk belt" of China. American Dairy's production plants have a processing capability of approximately 150 tons of fresh milk per day. American Dairy's affiliated farmers have grazing rights covering approximately 514,640 acres in Kedong County in northeastern China.

American Dairy believes that it is one of the largest privately owned dairy enterprises in China. American Dairy's processing plants presently have production lines for producing milk powder, production lines for producing soy bean products, and production lines for producing Crowley bean, milk Crowley and solid milk. American Dairy employs approximately 432 personnel that operate its milk processing and packaging plants.

American Dairy endeavors to produce premium high quality milk products that are healthy and safe for its customers. Its primary registered trademarks in China are "Feihe" and "XinHua" brands, and American Dairy also uses the brand names "Yinhe", "Jinhe" and "Xinghua". In 1991, "Feihe Whole Fatty Milk Powder" was awarded the "High Quality Product" award by the China Ministry of Agriculture. American Diary's milk powder products marketed under the "Feihe" trademark were recognized by the China Society Survey Firm as being among the "Famous Brand Products" in China in 1994. In 1995, the "Feihe" series of milk powder was permitted to use of the Green Label on its packaging by China Green Food Development Center. On the "Day of International Consumer Rights" on March 15, 1997, consumers awarded the "Gold Medal" to the Feihe series of milk powder products. A survey conducted by the National Statistics Bureau in January 1998 indicated that the sales of its series of milk powder products were ranked among the top 10 of the total milk powder sales in China in 1997. In March 2002, the products were awarded "Product Exemption From Quality Surveillance Inspection" status by the State General Administration of China for Quality Supervision and Inspection and Quarantine.

In 2000, American Dairy was awarded the "Golden Price" award at the Hong Kong International Fair of New Products & New Technology. In 1999 and 2000, milk powder marketed under the Feihe brand name won the "Double Excellent" Unit & Products award for product and service quality. In March 2002, five new dairy products for pregnant women and for babies were introduced and marketed under the "Feihe" and "XinHua" trademarks.

China has a population of approximately 1,300,000,000 (1.3 billion), representing approximately 20% of the world's population, and is one of the fastest growing markets in the world. The government of China is encouraging and promoting the use of milk products, and recently launched a subsidized milk program for children, while state run television has aired programs on the benefits of drinking milk which is not a traditional drink in China. In addition to the government's efforts to improve national health, there is also a fitness craze sweeping Chinese consumers as the middle class grows rapidly. "This is important for the future of the Chinese People", according to Lin Diansheng, vice director of the Ministry of Agriculture of China. Wall Street Journal, "Got Milk? The New Craze in China is Dairy Drinks", Kathy Chen, February 28, 2003 article.

American Dairy believes that the demand for milk products is growing faster than the supply of such products in China, and that its dairy business must grow to meet this demand and to increase its market share, particularly by expanding its milk powder production and distribution system which has the highest growth rate among the different dairy products in China. Because the milk industry is highly segmented and fragmented in China, the efficiencies of size in the continued growth of American Dairy is expected to improve its competitive position in its high growth markets.

The Offering

General. American Dairy is offering 1,000,000 shares of its Common Stock (the "Shares") at $3.00 (U.S.) per Share in the total amount of $3,000,000. American Dairy has reserved the right, in its sole discretion, to offer and sell its Common Stock for less than $3.00, to be negotiated from time to time with certain large subscribers. See "Underwriting".

This offering is being made in the United States pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended, and is also being made in reliance upon Regulation S in non-U.S. jurisdictions, and pursuant to exemptions from the registration requirements under the securities laws of the states where this offering is being made.

Trading in Common Stock. The Common Stock of the Company is presently traded on the over-the-counter market on the NASD Electronic Bulletin Board (OTC-BB). As soon as the Company becomes eligible, the Company intends to submit a listing application to list its Common Stock on the NASDAQ market or on the American Stock Exchange.

Suitability. To be eligible to purchase Shares, prospective investors who are U.S. citizens and U.S. residents are required to comply with American Dairy's suitability requirements as described in the Subscription Agreement, Exhibit A hereto.

Investors who are not U.S. citizens and are not U.S. residents are required to comply with the requirements as described in the Subscription Agreement, Exhibit B hereto.

American Dairy may, in its sole discretion, decline to accept subscriptions for Shares from any person without any liability to such persons. See "Suitability Standards".

Minimum Purchase. The minimum purchase by an investor is $21,000 (7,000 Shares), and additional Shares may be purchased in multiples of $3.00 (U.S.) each, although American Dairy reserves the right to accept a subscription for less than $21,000 in its sole discretion.

Offering Period. The offering period commenced on the date of this Memorandum and is expected to terminate on June 30, 2004, unless extended for up to 60 days thereafter by American Dairy, with or without notice. Subscriptions for Shares will be accepted from and after the date of this Memorandum until the Final Termination Date. See "Underwriting".

Subscription Representations. By subscribing for Shares, each investor will be deemed to have made all of the representations and warranties set forth under the caption "Suitability Standards" and contained in the applicable Subscription Agreement, and will be bound by all of the terms of the Subscription Agreement. See Exhibit A and Exhibit B, Subscription Agreement.

Use of Proceeds

American Dairy will use the net proceeds of this offering primarily to expand its milk processing plants, to purchase additional equipment, and for working capital. See "Use of Proceeds".

Risk Factors

An investment in the Shares involves various risks including, but not limited to, the limited liquidity of the Shares, general economic and business conditions in the milk industry in China, and the competitiveness of the milk industry in China.

Lack of Liquidity. Because the share of Common Stock of American Dairy have not been registered under federal or state securities laws, the transferability and resale of such Shares are significantly restricted for a period of at least one year. As a result, the Shares should be considered only as an illiquid and long-term investment. See Business - Risk Factors, "Restricted Stock and Lack of Transferability".

However, purchasers of Shares in this offering have "piggy-back rights" for a period of one year to register their resale of Shares as part of any registration statement on Form SB-2 or other appropriate form filed by American Dairy with the U.S. Securities and Exchange Commission.

Limited Transferability of Shares The Common Stock of American Dairy is traded on the National Association of Securities Dealers over-the-counter electronic-bulletin-board public market ("OTC-BB") under the trading symbol "ADIY".

A limited public market for the sale of the Common Stock of American Dairy exists on the OTC-BB. However, only persons willing and able to own Shares for the foreseeable future should consider an investment in the Shares of American Dairy. See Business - Risk Factors, "Restricted Stock and Lack of Transferability".

USE OF PROCEEDS

The following table sets forth information concerning the estimated use of proceeds of this offering. Certain of the figures set forth below are estimated, cannot be precisely calculated at the present time, and, consequently, should not be relied upon as being definitive.

American Dairy expects to finance its growth through this securities offering, internally-generated funds, bank borrowings and excess working capital, and future securities offerings. American Dairy currently has no available bank lines, and there is no assurance that bank financing will be available in the future on reasonable terms.

The following is a summary of the estimated expenditure of the proceeds of the offering.

	Maximum Offering
Offering expenses (1)	$ 35,000
Underwriters' commissions and fees	300,000
Expansion of processing plants	1,800,000
Milk processing equipment	600,000
Working capital	265,000
Total Proceeds	$ 3,000,000

A significant portion of the net proceeds is substantially within the discretion of management as to its ultimate specific business usage. Investors will be relying on American Dairy's management and business judgment and discretion as to the proper use of such funds in the furtherance of its business plans. No assurance can be given that management's use of the funds from this offering will result in American Dairy achieving its financial and strategic objectives.

The amounts set forth above indicate the proposed use of proceeds from the offering. Such proceeds may be insufficient to enable American Dairy to fully participate in the development of its entire proposed business plan. Accordingly, American Dairy may seek additional funds through the issuance of additional securities, loans or other financing arrangements. There is no assurance that such financing can be obtained, or obtained on favorable terms.

Pending expenditure of the proceeds of this offering and while operating capital is held in reserve, American Dairy may make temporary investments in government securities, certificates of deposit, money market certificates or savings accounts. American Dairy does not presently intend to register under the Investment Company Act of 1940 in reliance upon exemptions from such registration requirements.

BUSINESS

American Dairy, Inc. ("American Dairy") was incorporated under the corporate laws of the State of Utah on December 31, 1985, originally with the corporate name of Gaslight, Inc. It was inactive until March 30, 1988 when it changed its corporate name to Lazarus Industries, Inc. and engaged in the business of manufacturing and marketing medical devices. This line of business was discontinued in 1991, and it became a non-operating public company shell.

Effective May 7, 2003, American Diary completed the acquisition of 100% of the issued and outstanding capital stock of American Flying Crane Corporation (formerly called American Dairy Holdings, Inc.) ("AFC"), a Delaware corporation. As a result, AFC become a wholly-owned subsidiary of American Dairy. In addition, American Dairy amended its Articles of Incorporation to change its name to "American Dairy, Inc." and completed a one-for-nineteen (1-for-19) reverse split of its Common Stock. AFC holds 100% of the issued and outstanding capital of Heilongjiang Feihe Dairy Co., Limited ("Feihe Dairy") in The People's Republic of China. The principal activity of Feihe Dairy is the production and distribution of milk powder and other dairy products. Feihe Dairy has two wholly owned subsidiaries, Heilongjiang Sanhao Dairy Co., Limited ("Sanhao Dairy") and BaiQuan Feihe Dairy Co., Limited ("BaiQuan Dairy"), that are engaged in the production and supply of processed milk and soybean products for Feihe Dairy.

American Dairy purchased all of the outstanding capital stock of AFC from its stockholders in exchange for 9,650,000 restricted shares (post-split) of the Common Stock of American Dairy. Pursuant to a written consent by stockholders holding approximately 66% of the outstanding Common Stock of American Dairy, the stockholders approved:

1. an amendment to the Articles of Incorporation of American Dairy to change its corporate name to "American Dairy, Inc.";
2. a one-for-nineteen (1-for-19) reverse split of the Common Stock of American Dairy; and
3. the establishment of its 2003 Stock Incentive Plan covering 3,000,000 shares of Common Stock for its key employees, including officers, employees, directors and consultants.

In addition to these actions, at the closing of the transaction effective May 7, 2003, all of the directors of American Dairy resigned and Leng You-Bin, Liu Sheng-Hui, Lee Hui-Lan, and Liu Hua were elected as the new directors and officers of American Dairy.

Current Corporate Structure

The following chart reflects the current corporate structure of the American Dairy entities:

American Dairy, Inc.
formerly named "Lazarus Industries, Inc."
100% ⇓
American Flying Crane Corporation
100% ⇓
Heilongjiang Feihe Dairy Co., Limited

100% ⇓	100% ⇓
Heilongjiang Sanhao Dairy Co., Limited	BaiQuan Feihe Dairy Co., Limited

Heilongjiang Feihe Dairy Co., Limited and Subsidiaries

Heilongjiang Feihe Dairy Co., Limited ("Feihe Dairy") and its subsidiaries are companies organized under the laws of The People's Republic of China ("China" or "PRC").

The history of Feihe Dairy commenced in 1962 when its predecessor, Heilongjiang Zhaoguang Hongguang Dairy Plant ("Hongguang Dairy Plan") was established as a wholly owned State Enterprise, whose principal activities were the production and distribution of powdered milk in China. Hongguang Dairy Plant was located at Zhaoguang Livestock Farm of Zhaoguang Agro-Cultivated Bureau and its production capability was five tons a day and its main sales territory was Shangdong Province.

In 1982, Heilongjiang Zhaoguang Dairy Plant ("Zhaoguang Dairy"), another State Enterprise, was established at Zhaoguang Plantation near BeiAn City. In 1984, the two Dairy Plant, Hongguang Dairy and Zhaoguang Dairy, were merged into Heilongjiang Zhaoguang Dairy Plant. The State continued to retain ownership of the merged Heilongjiang Zhaoguang Dairy Plant.

In 1997, the merged Heilongjiang Zhaoguang Dairy Plant was further reorganized and changed its name to Heilongjiang Feihe Dairy Group Limited. In February 2000, Heilongjiang Feihe Dairy Group Limited completed its registered capital restructuring to become a private company with registered capital of $894,226.

In March 2001, the restructured Heilongjiang Feihe Dairy Group Limited changed its name to its present name of Heilongjiang Feihe Dairy Co., Limited and acquired all of the fixed assets (including land use rights, plant and equipment and factory buildings) of Kedong Gongmu Dairy Plant. Feihe Dairy holds 99% (1% of the equity is held in trust by Fu Man Guo) of the registered equity of Heilongjiang Sanhao Dairy Co., Limited ("Sanhao Dairy"), which is considered to be a wholly owned subsidiary).

In August 2001, Feihe Dairy's new production facilities in Kedong County commenced production of milk powder.

Sanhao Diary was incorporated in March 28, 2001 with registered capital of $433,110. Feihe Dairy owns 99% of Sanhao Dairy and Fu Man Guo holds the remaining 1% in trust for Feihe Dairy. Under a Sale and Purchase Agreement dated February 6, 2001 between Feihe Dairy and Kedong County Economic Committee, Feihe Dairy agreed to acquire all the fixed assets including land use rights from Kedong Gongmu Dairy Plant at a consideration of $364,269. Following the incorporation of Sanhao Dairy, Feihe Dairy, as its contribution towards the registered capital, injected all the fixed assets from Kedong Gongmu Dairy Plant, except for its land uses rights to 47,640 square meters of land, into Sanhao Dairy, plus cash of $68,841.

Pursuant to a Sale and Purchase Agreement dated January 3, 2003, between a wholly owned subsidiary, Heilongjiang Feihe Dairy Co., Limited ("Feihe Dairy") and BaiQuan County Economic Planning Council (the "Council"), Feihe Dairy agreed to acquire all the fixed assets including the factory site, production facilities, land use rights and buildings from BaiQuan County Dairy Factory at a consideration of $700,483 (Rmb.5,800,000), which is payable in two installments totaling $603,864 (Rmb.5.0 million) on or before March 31, 2003 and a final installment of $96,618 (Rmb.800,000) is due on or before March 31, 2004. As of December 31, 2003, Feihe Dairy had paid $338,164 (Rmb.2.8 million) of the consideration to the Council. Pursuant to a supplemental agreement with the Council on March 31, 2003, Feihe Dairy agreed to repay the balance of the consideration of $362,318 (Rmb.3.0 million) as follows:

On or before January 3, 2004	$ 72,464
On or before January 3, 2005	96,618
On or before January 3, 2006	96,618
On or before January 3, 2007	96,618
	$362,318

Sources of Milk

Under supply contracts with numerous small dairy farmers who have cattle grazing rights and use rights to approximately 514,640 acres of land in Kedong County in northeastern China, American Dairy has been able to receive supplies of raw milk without having to make capital investments in farms and cattle. Historically, the milk industry in China has been very fragmented and segmented with most production being generated by farmers owning and milking one to ten cows. Approximately 27% of this acreage is arable pasture land, and approximately 30% is planted with beans and corn.

The dairy farms under contract with American Dairy have approximately 13,000 producing milk cows as of April 26, 2004. American Dairy presently purchases approximately 130 tons of raw milk daily.

American Dairy has been informed that the Kedong County government intends to invest in additional milk cow breeding operations to increase the presently available number of mature milk cows from 13,000 to 30,000 during 2005, and such an increase in the number of milk cows is anticipated to increase daily milk production from approximately 130 tons to approximately 400 tons of fresh milk.

Milk Processing Facilities

The large scale dairy production facilities of American Dairy presently have an annual production capability of approximately 54,000 tons per year which represents approximately 150 tons per day. By adding the planned additional production lines after this offering, annual production capacity is expected to increase to 162,000 tons per year which represents approximately 450 tons per day.

American Dairy has a milk powder packaging plant called Feihe Dairy in Kedong County in China that commenced milk powder processing production in August 2001. This plant is located at 1st Qingxiang Street, Kedong County, in the City of QiQiHaEr, in Heilongjiang Province, China. Feihe Dairy has approximately 134 packaging employees at this plant.

American Dairy has a milk powder processing plant called Sanhao Dairy in Kedong County in the City of QiQiHaEr, in Heilongjiang Province, China. American Dairy acquired this plant in March 2001 for $461,632. The land is approximately 47,640 square meters. The plant building has approximately 4,500 square meters of production space and has 720 square meters of office space, and is approximately 12 years old. Sanhao Dairy has approximately 236 production employees.

American Dairy is planning to build an additional milk powder processing plant in close proximity to its existing Sanhao Dairy plant in Kedong County. American Dairy has acquired the land use rights to this location for $400,966. American Dairy has entered into a construction contract to build the new plant for $4,210,870 (Rmb.34,866,000), of which $2,034,891 was deemed to be work-in-progress at December 31, 2003. In anticipation of the completion of this new plant, American Dairy has ordered new milk powder processing machines and equipment from suppliers.

American Dairy also has a milk powder processing plant called BaiQuan Dairy. American Dairy acquired this plant in January 2003 for $700,483. Additional land was subsequently acquired for $293,450 in March 2004. The land is approximately 40,000 square meters. The plant building has approximately 5,458 square meters of production space and has 800 square meters of office space, and is approximately 13 years old. BaiQuan Dairy has approximately 62 production employees.

The existing production facilities employ approximately 432 total production personnel.

All aspects of production of American Dairy's products are based on traditional practices designed to yield premium quality, wholesome and superior tasting foods.

The existing production facilities of American Dairy have a daily milk processing capability of 150 tons of fresh milk. American Dairy has:

1. production lines for processing liquid milk into powdered milk;
2. production lines for processing bean-milk powders; and
3. production lines for processing milk Crowley bean, milk Crowley, and solid milk.

Because of the consistent quality of the milk powder products of American Dairy, it was awarded an ISO9002 quality Assurance Certificate in October 2000. In accordance with the requirements of ISO9002, American Dairy established a "Quality Assurance Handbook" that provides standardized requirements and procedures regarding the purchase of raw milk, its milk processing systems, storage and packaging standards, the distribution of its products, and employee training.

Milk Processing. American Dairy believes that through purchasing raw milk locally and employing minimal processing techniques, it is able to preserve the fresh taste of milk. American Dairy's dairy processes raw milk within 24 to 36 hours after milking. Most large regional dairies, it believes, process raw milk which may be three to four days old. Milk processed by conventional farms for sale to regional dairies is typically stored at the farm for a minimum of two days, commonly spends a full day in transit to the dairy facility, and is only processed the following day. American Dairy's milk is not homogenized. During homogenization, pressurized milk is forced through openings smaller than the size of the fat globules present in milk, breaking them into smaller particles. Thus treated, the milk fat remains suspended and does not separate out in the form of cream. American Dairy believes that this process adversely affects the taste and feel of milk. In addition, American Dairy's milk is pasteurized at the lowest temperatures allowed by law to avoid imparting a cooked flavor to the milk. When the milk is clarified and the butterfat removed to yield cream and skim milk, a process of cold separation is used, rather than the more commonly employed hot separation which it believes adversely affects the favor of the milk.

Dairy Product Processing. American Dairy's products are made in small batches using minimal processing techniques to maintain freshness and allow maximum flavor and nutrition retention. They are made with wholesome ingredients. No chemicals or additives are employed. Because they are produced locally, our dairy products arrive to consumers in American Dairy's marketing area sooner after production than most other dairy products. To assure product quality, the beginning of each production run is sampled for flavor, aroma, texture and appearance. In addition, inspectors conduct spot-checks for bacteria and butterfat content in its products, as well as sanitary conditions in its facilities.

Research and Development

American Diary has six technicians engaged in research and development activities. These technicians monitor quality control at the milk processing plants of American Diary to ensure that the processing, packaging and distribution of the milk products result in high quality premium milk products that are safe and healthy for its customers. These technicians also pursue methods and techniques to improve the taste and quality of its milk products and to evaluate new milk products for further production based upon changes in consumer tastes, trends and the introduction of competitive products by other milk producers.

Growth Strategy

General. American Dairy believes that its products enjoy a reputation among those people who are familiar with its milk powder products for being high quality products. American Dairy believes that this reputation has spread principally by word-of-mouth and also as a result of favorable press coverage. American Dairy has also increased its marketing efforts through national television. Pursuant to its marketing plan, American Dairy will seek to build upon the reputation of its products and create strong brand identities, making its products more widely recognizable.

American Dairy will seek to extend the distribution of its products to contiguous markets with high population concentrations. If American Dairy can successfully implement its growth strategy, American Dairy will also seek to enter other markets through joint ventures, licensing or other arrangements with local dairy farms which it believes would benefit significantly from selling their raw milk to newly established local dairies that will produce and sell American Dairy brand milk powder products and soybean products in their local markets. The key elements of American Dairy's growth strategy to reach its goal, include:

* emphasizing local production and distribution. Its marketing efforts will continue to emphasize the local production and distribution of its products, which begins with purchasing raw milk from local farmers, resulting in premium quality milk powder products.

* increasing regional and national television advertising to better establish the "Feihe" brand name and increase the scope of its market area.

Brand Development and Marketing

Brand Identity. American Diary's marketing will emphasize the local production and national distribution of its products, which begins with local dairy herds and results in premium quality products to a national market. It believes that its story adds legitimacy to its marketing claim that it produces farm fresh products and helps to instill confidence in consumers as to the purity and wholesomeness of its products.

American Dairy also seeks to convey its story through the packaging it uses for its products. Its products have also received marketing benefits from a considerable volume of favorable press and other publications of mass circulation which has rated its products highly.

American Dairy's marketing and promotional efforts will include:

* Redesigning packaging of non-fluid products to promote a premium quality image.
* Refining and targeting its message, which to date has largely been the product of work-of-mouth and product reviews.
* Developing trade material, including four-color trade sell sheets and brochures.
* Further distinguishing its products from other dairy products.
* Expanding retail advertising, including print advertising televised advertising and focused public relations.

Competition

General. The food business is highly competitive and, therefore, American Dairy faces substantial competition in connection with the marketing and sale of its milk powder products and soybean products. Its products are positioned as premium products
and, accordingly, are generally priced higher than certain similar competitive products. American Dairy believes that the principal competitive factors in marketing its products are quality, taste, freshness, price and product recognition. While American Dairy believes that it competes favorably in terms of quality, taste and freshness, its products are more expensive and less well known than certain other established brands. Its premium products may also be considered in competition with non-premium quality dairy products for discretionary food dollars.

Government Regulation

American Dairy is regulated under national and county laws in China. The following information summarizes certain aspects of those regulations applicable to American Dairy and is qualified in its entirety by reference to all particular statutory or regulatory provisions.

Regulations at the national, province and county levels are subject to change. To date, compliance with governmental regulations has not had a material impact on American Dairy's level of capital expenditures, earnings or competitive position, but, because of the evolving nature of such regulations, management is unable to predict the impact such regulation may have in the foreseeable future.

As a manufacturer and distributor of food products, American Dairy is subject to regulations of China's Agricultural Ministry. This regulatory scheme governs the manufacture (including composition and ingredients), labeling, packaging and safety of food. It also regulates manufacturing practices, including quality assurance programs, for foods through its current good manufacturing practices regulations, and specifies the standards of identity for certain foods, including the products sold by American Dairy, and prescribes the format and content of many of the products sold by American Dairy, prescribes the format and content of certain nutrition information required to appear on food products labels and approves and regulates claims of health benefits of food products.

In addition, China's Agricultural Ministry authorizes regulatory activity necessary to prevent the introduction, transmission or spread of communicable diseases. These regulations require, for example, pasteurization of milk and milk products. American Dairy and its products are also subject to province and county regulations through such measures as the licensing of dairy manufacturing facilities, enforcement of standards for its products, inspection of its facilities and regulation of its trade practices in connection with the sale of dairy products.

Properties

American Dairy's principal executive offices are presently located at 1st Qingxiang Street, Kedong County, Heilongjiang Province 164800, China. The executive office building is located on the same property as its Feihe Dairy and Sanhao Dairy's milk processing facilities. Although American Dairy owns the building and the equipment, its land rights are based upon long-term land-use rights.

American Dairy presently operates three milk powder processing plants and various warehouses in northern China, known as Feihe Dairy, Sanhao Dairy and BaiQuan Dairy.

There is no private ownership of land in the PRC and all land ownership is held by the government of the PRC, its agencies and collectives. Land use rights are obtained from the government for periods ranging from 40 to 50 years, and are typically renewable. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fees.

Borrowing Policies

American Dairy may borrow at competitive rates of interest. Borrowed funds will not be used for dividends to the shareholders.

The precise amount, if any, borrowed by American Dairy will depend in part upon the availability of financing, and prevailing interest rates and other loan costs. There is no assurance that such financing, if any, will be available to American Dairy in the amounts desired or on terms considered reasonable by the Board of Directors.

Loan agreements may require that American Dairy maintain certain reserves or compensating balances and may impose other obligations on American Dairy. Moreover, since a significant proportion of American Dairy's revenues may be reserved for repayment of debt, the use of financing may reduce the cash that might otherwise be available for dividends until the debt has been repaid and may reduce total cash flow for a significant period.

American Dairy may, under appropriate circumstances, attempt to cause American Dairy to borrow funds at fixed interest rates. However, American Dairy may borrow funds at rates that vary with a "prime" or "base" rate, particularly on an interim basis or when interest rates are believed to be trending downward. A rise in the indexed rate may increase borrowing costs and reduce the amount of its income and cash available for distribution. In past years, the prime rates charged by major banks have fluctuated significantly; as a result, the precise amount of interest that American Dairy might be charged cannot be predicted with any certainty.

Risk Factors

Expansion Risks. American Dairy anticipates that its proposed expansion of its milk processing plants may include the construction of new or additional facilities. American Dairy's cost estimates and projected completion dates for construction of new production facilities may change significantly as the projects progress. In addition, American Dairy's projects will entail significant construction risks, including shortages of materials or skilled labor, unforeseen environmental or engineering problems, weather interferences and unanticipated cost increases, any of which could have a material adverse effect on the projects and could delay their scheduled openings. A delay in scheduled openings will delay American Dairy's receipt of increased sales revenues.

New Projects. The projects of American Dairy to finance, develop, and expand its milk processing facilities will be subject to the many risks inherent in the rapid expansion of a high growth business enterprise, including unanticipated design, construction, regulatory and operating problems, and the significant risks commonly associated with implementing a marketing strategy in changing and expanding markets. There can be no assurance that any of these projects will become operational within the estimated time frames and projected budgets at the time American Dairy enters into a particular agreement, or at all. In addition, American Dairy may develop projects as joint ventures in an effort to reduce its financial commitment to individual projects. There can be no assurance that the significant expenditures required to expand its milk processing plants will ultimately result in the establishment of increased profitable operations.

When American Dairy's future expansion projects become operational, American Dairy will be required to add and train personnel, expand its management information systems and control expenses. If American Dairy does not successfully address American Dairy's increased management needs or American Dairy otherwise is unable to manage its growth effectively, American Dairy's operating results could be materially and adversely affected.

Uncertainty of Market Acceptance. American Dairy is currently selling its products principally in northern China. Achieving market acceptance for American Dairy's products, particularly in new markets, will require substantial marketing efforts and the expenditure of significant funds. There is substantial risk that any new markets may not accept or be as receptive to American Dairy's products. Market acceptance of American Dairy's current and proposed products will depend, in large part, upon the ability of American Dairy to inform potential customers that the distinctive characteristics of its products make them superior to competitive products and justify their pricing. There can be no assurance that American Dairy's current and proposed products will be accepted by consumers or that any of American Dairy's current or proposed products will be able to compete effectively against other premium or non-premium dairy products. Lack of market acceptance of American Dairy's products would have a material adverse effect on American Dairy.

Changing Consumer Preferences. As is the case with other companies marketing dairy products, American Dairy is subject to changing consumer preferences and nutritional and health-related concerns. American Dairy believes that minimal processing and the absence of preservatives, additives, artificial sweeteners or artificial flavorings increases the attractiveness of its products to consumers. American Dairy's business could be affected by certain consumer concerns about dairy products, such as the fat, cholesterol, calorie, sodium, lactose content or contamination of such products. There is a significant percentage of customers in China who are lactose intolerant, and may therefore prefer other beverages. American Dairy could become subject to increased competition from companies whose products or marketing strategies address these consumer concerns more effectively.

Effect of Adverse Medical Research Relating to Milk and Demand for Milk. Periodically, medical and other studies are released and announcements by medical and other groups are made which raise concerns over the healthfulness of cow's milk in the human diet. To date, American Dairy does not believe that any such studies have had a material effect on milk consumption rates in China. However, a study may be published or an announcement made concerning the healthfulness of cow's milk which may result in a decrease in demand for dairy products in China.

Production Capacity. There is no assurance that American Dairy will be able to increase its production capacity to a level sufficient to meet anticipated increased demand for its products associated with its marketing and promotional efforts. American Dairy currently manufactures dairy products at a rate which utilizes approximately 130 tons of raw milk per day. American Dairy plans to purchase equipment and make improvements to its dairy plants which, it believes, should increase its capacity to manufacture products to a rate which has the capacity to use approximately 450 tons of raw milk per day, 162,000 tons per year. There is no assurance, however, that American Dairy's contemplated improvements to its dairy plants will increase production capacity to the level anticipated or that production can be increased at a rate sufficient to meet anticipated increased demand for its products. There can be no assurance, further, that the product mix which American Dairy anticipates achieving and, therefore, which it has used in determining the equipment requirements of its dairy processing plants will prove to be accurate, making uncertain the future capacity of its dairy plant. Failure to meet possible increased demand for its products, on a timely basis, could have a material adverse effect on American Dairy's business, operations and finances.

Impact of Growth on Quality of Dairy Products. American Dairy's products are manufactured in small batches with milk from the farms of local farmers. American Dairy believes that the small batch production methods it employs and the quality of the raw milk it uses contribute to the quality of its dairy products. There can be no assurance that the quality of American Dairy's dairy products will be maintained at increased levels of production. Increased production levels may cause American Dairy to modify its current manufacturing methods and will necessitate the use of milk from other additional sources. A decline in the quality of American Dairy's products could have a material adverse effect on American Dairy's business, operations and finances.

Sales Force. American Dairy has hired additional sales personnel during 2003. There is no assurance that hiring these additional sales people will result in increased sales. American Dairy anticipates using independent dairy distributors to sell and distribute its products in new contiguous expansion markets, including Beijing. American Dairy cannot predict whether it will be able to obtain and maintain satisfactory sales and distribution arrangements and the failure to do so could have a material adverse effect on its business, operations and finances.

Limited Delivery Capacity; Delays in Delivery of Products. If sales increase, there is no assurance that American Dairy will be able to deliver increased product volumes on a timely and efficient basis. Further, there can be no assurance that American Dairy will be able to deliver its products "fresh" to customers on a consistent basis, especially with increased product volumes, and a failure to do so could have a material adverse effect on its business, operations and finances.

Supply of Raw Milk. The raw milk used in our products is supplied to American Dairy by numerous local farms under output contracts. American Dairy's farmers are currently producing 130 tons of milk per day. American Dairy believes that its farmers can more than double their production of raw milk. American Dairy further believes,

however, that this supply may not be sufficient to meet increased demand for its products associated with its proposed marketing efforts. American Dairy believes that the supply of raw milk from its farmers should satisfy its requirements for raw milk for at least the next 12 months. Though American Dairy believes that additional raw milk is available locally, if needed, there is no assurance that American Dairy will be able to enter into arrangements with the producers of such milk on terms acceptable to American Dairy, if at all. An inadequate supply of raw milk will have a material adverse effect on its business, operations and finances.

Possible Volatility of Raw Milk Costs. The current policy of China since the mid-1990s has focused on moving the industry in a more market oriented direction. These reforms have resulted in the potential for greater price volatility relative to past periods, as prices are more responsive to the fundamental supply and demand aspects of the market. These changes in China's dairy policy could increase the risk of price volatility in the dairy industry. There can be no assurance that a significant volatility in milk prices will not occur or that any such volatility would not have a material adverse effect on its business, operations and finances.

Geographic Concentration; Fluctuations in Regional Economic Conditions. Nearly all of American Dairy's sales are concentrated in the northern area of China. Accordingly, American Dairy is susceptible to fluctuations in its business caused by adverse economic conditions in this region. American Dairy's products are priced higher than non-premium quality dairy products. Although American Dairy believes that the quality, freshness, flavor and absence of artificial ingredients in its products compensate for this price differential, there can be no assurance that consumers will be willing to pay more for such products in unfavorable economic conditions, or at all. Difficult economic conditions in other geographic areas into which American Dairy may expand may also adversely affect its business, operations and finances.

Dependence on Executives. American Dairy is highly dependent on the services of Leng You-Bin and Liu Hua, and the loss of their services would have a material adverse impact on the operations of American Dairy. They have been primarily responsible for the development of American Dairy and the development and marketing of its products. American Dairy has not applied for key-man life insurance on the lives of these executives, but may do so in the future.

Competition. The milk business is highly competitive and, therefore, American Dairy faces substantial competition in connection with the marketing and sale of its products. In general, milk products are price sensitive and affected by many factors beyond the control of American Dairy, including changes in consumer tastes, fluctuating commodity prices and changes in supply due to weather, production, feed costs and natural disasters. American Dairy's products compete with other premium quality dairy brands as well as less expensive, non-premium brands. American Dairy's milk faces competition from non-premium milk producers distributing milk in its marketing area; other milk producers packaging their milk in glass bottles, and other special packaging, which serve portions of its marketing area. Most of American Dairy's competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than American Dairy, and have products that have gained wide customer acceptance in the marketplace. The largest competitors of American Dairy are state-owned dairies owned by the government of China. Large foreign milk companies have also entered the milk industry in China. The greater financial resources of such competitors will permit them to procure retail store shelf space and to implement extensive marketing and promotional programs, both generally and in direct response to advertising claims by American Dairy. The milk industry is also characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns. There can be no assurance that American Dairy will be able to compete successfully or that competitors will not develop products which will have superior qualities or which will gain wider market acceptance than its products.

Consolidation of Dairy Industry. American Dairy established its dairy plants at a time when local dairies were being consolidated into large dairies due to the market and the efficiencies of larger operations. This consolidation trend is continuing and the forces responsible for it, including increased efficiencies and economies of scale that are present in large regional dairies, may put American Dairy at a competitive disadvantage.

Lack of Property and General Liability Insurance. American Dairy and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result, any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on its financial condition and operations.

Potential Product Liability Associated with Food Products. American Dairy faces the risk of liability in connection with the sale and consumption of milk products and soybean products should the consumption of such products cause injury, illness or death. Such risks may be particularly great in a company undergoing rapid and significant growth. American Dairy currently maintains no product liability insurance. There can be no assurance that any insurance will be sufficient to cover potential claims or that the level of such coverage to be acquired and maintained

by American Dairy will be available in the future at a reasonable cost. A partially or completely uninsured successful claim against American Dairy could have a material adverse effect on American Dairy.

Government Regulation. American Dairy is subject to extensive regulation by China's Agricultural Ministry, and by other county and local authorities in jurisdictions in which its products are processed or sold, regarding the processing, packaging, storage, distribution and labeling of its products. Applicable laws and regulations governing its products may include nutritional labeling and serving size requirements. American Dairy was awarded the ISO 9002 Quality Assurance Certificate in October 2000 and is in compliance with the ISO 9002 requirements with respect to its production processes. American Dairy's processing facilities and products are subject to periodic inspection by national, county and local authorities. American Dairy believes that it is currently in substantial compliance with all material governmental laws and regulations and maintains all material permits and licenses relating to its operations. Nevertheless, there can be no assurance that American Dairy will continue to be in substantial compliance with current laws and regulations, or whether American Dairy will be able to comply with any future laws and regulations. To the extent that new regulations are adopted, American Dairy will be required to conform its activities in order to comply with such regulations. Failure by American Dairy to comply with applicable laws and regulations could subject American Dairy to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on its business, operations and finances.

Doing Business in China. Doing business in China involves various risks including internal and international political risks, evolving national economic policies as well as financial accounting standards, expropriation and the potential for a reversal in economic conditions. Since the late 1970s, the government of the PRC has been reforming the Chinese economic system. These reforms have resulted in significant economic growth and social progress. Although we believe that economic reform and the macroeconomic policies and measures adopted by the current Chinese government will continue to have a positive effect on economic development in China and that we will continue to benefit from such policies and measures. These policies and measure may from time to time be modified or revised. Adverse changes in economic policies of the Chinese government or in the laws and regulations, if any, could have a material adverse effect on the overall economic growth of China, and could adversely affect our business operations.

The Chinese currency, "Renminbi", is not a freely convertible currency, which could limit our ability to obtain sufficient foreign currency to support our business operations in the future.

We rely on the Chinese government's foreign currency conversion policies, which may change at any time, in regard to our currency exchange needs. We receive substantially all of our revenues in Renminbi, which is not freely convertible into other foreign currencies. In China, the government has control over Rennminbi reserves through, among other things, direct regulation of the conversion or Renminbi into other foreign currencies and restrictions on foreign imports. Although foreign currencies which are required for "current account" transactions can be bought freely at authorized Chinese banks, the proper procedural requirements prescribed by Chinese law must be met. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the Chinese government. This type of heavy regulation by the Chinese government of foreign currency exchange restricts certain of our business operations and a change in any of these government policies, or any other, could further negatively impact our operations.

Fluctuations in the exchange rate between the Chinese currency and the United States dollar could adversely affect our operating results.

The functional currency of our operations in China is "Renminbi". Results of our operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock prices.

As a company based in China, our shareholders may have greater difficulty in obtaining information about us on a timely basis than would shareholders of a U.S.-based company. Our operations will continue to be conducted in China and shareholders may have difficulty in obtaining information about us from sources other than us. Information available from newspapers, trade journals, or local, regional or national regulatory agencies such as issuance of construction permits, contract awards for development projects, etc. will not be readily available to shareholders. Shareholders will be dependent upon our management for reports of our progress, development, activities and expenditure of proceeds.

In order for the China subsidiaries of American Dairy to pay dividends to American Dairy, a conversion of Renminbi into US dollars is required. Under current Chinese law, the conversion of Renminbi into foreign currency generally requires government consent. Government authorities may impose restrictions that could have a negative impact in the future on the conversion process and upon the ability of American Dairy to meet its cash needs, and to pay dividends to its shareholders. However, the subsidiaries of American Dairy are presently classified as a wholly owned foreign enterprise ("WOFE") in the PRC that have verifiable foreign investment in the PRC, funding having been made through an official PRC banking channel. Because the subsidiaries of American Dairy qualify for treatment as a WOFE, the subsidiaries can declare dividends and their funds can be repatriated to American Dairy in the United States under current laws and regulations in the PRC.

Limited Trademark Protection. American Dairy has obtained trademark registrations for the use of its tradename "Feihe", which has been registered with the Trademark Bureau of the State Administration for Industry and Commerce with respect to its milk products. American Dairy believes its trademark is important to the establishment of consumer recognition of its products. However, there can be no assurance as to the breadth or degree of protection that the trademarks may offer American Dairy, that American Dairy will have the financial resources to defend the trademarks against any infringement, or that such defense will be successful. Moreover, any events or conditions that negatively impact its trademarks could have a material adverse effect on its business, operations and finances.

Proprietary Knowledge and Absence of Patent Protection. American Dairy has no patents covering its products or production processes and expects to rely principally on know-how and the confidentiality of its formulae and production processes for its products and its flavoring formulae in producing a competitive product line. There is no assurance that any of these factors can be maintained or that they will afford American Dairy a meaningful competitive advantage.

Restricted Stock and Lack of Transferability. The shares of Common Stock offered by this Memorandum are restricted securities that have not been registered under federal or state securities laws. As a result, this Common Stock cannot usually be resold for a period of at least one year unless registered under federal and state securities laws. Subject to various preconditions, restricted shares of Common Stock may become eligible for resale pursuant to Rule 144 under the Securities Act of 1933, or another exemption from the registration provisions of the Act.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned the restricted shares of Common Stock to be sold for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is traded, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

As a result, there are substantial restrictions upon the transferability of the shares under federal and state securities laws. Shareholders should seek the advise of their personal legal counsel before offering their shares for resale to any person.

Shareholders may not be able to readily liquidate their investment in the event of an emergency. Moreover, the shares may not be readily accepted as collateral for a loan. Consequently, the purchase of shares of Common Stock should be considered only as an illiquid and long-term investment.

Dependence on Additional Capital. The Company's expansion plans will require substantial capital investment. The Company intends to pay for its expansion using cash, capital stock, notes and/or assumption of indebtedness. Most of the proceeds from this offering will be required by the Company for, among other purposes, establishing additional production locations; acquiring equipment and funding inventory, and work in process. The cash generated internally and cash available from the offering may not be sufficient to provide all of the capital required for such purposes and future operations. The Company may require additional debt and/or equity financing in order to provide for such capital. There can be no assurance, however, that such financing will be available on terms satisfactory to the Company, if at all. Failure by the Company to obtain sufficient additional capital in the future could limit the Company's ability to fully implement its business strategy. Deft financings, if available, may result in increased interest and amortization expense, increased leverage, decreased income available to fund further acquisitions and expansion, and may limit the Company's ability to withstand competitive pressures and render the Company more vulnerable to economic downturns. Future equity financings may dilute the equity interest of existing stockholders.

***Note:** In addition to such risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Form 10-KSB, the reader should keep in mind that other possible risks may exist.*

CAPITALIZATION

The following table sets forth the capitalization of American Dairy: (i) as of December 31, 2003, and (ii) as adjusted to reflect American Dairy's receipt of the maximum proceeds from this offering.

	December 31, 2003	As Adjusted for Maximum Offering (1)
Long-term debt, excluding current maturities	$ 289,854	$ 289,854
Common Stock, par value $.001 per share: Authorized, 50,000,000 shares of common stock, issued and outstanding, 11,750,970 shares, 12,750,970 shares, respectively	$ 11,751	$ 12,751
Additional paid-in-capital	$ 3,235,298	$ 5,899,298
Retained earnings	$ 2,380,984	$ 2,380,984
Total Stockholders' Equity	$ 5,628,033	$ 8,293,033

(1) Reflects the assumed sale of the maximum number of shares of Common Stock in this offering. However, there is no assurance that the maximum number of Shares in this offering will be sold.

DIVIDENDS

American Dairy has not paid any dividends on its Common Stock and does not expect to do so in the foreseeable future. American Dairy intends to apply its earnings, if any, in expanding its operations and related activities.

The payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon such factors as earnings levels, capital requirements, its financial condition and other factors deemed relevant by the Board of Directors. In addition, American Dairy's ability to pay dividends may become limited under future loan agreements of American Dairy that may restrict or prohibit the payment of cash dividends. See "Description of Capital Stock".

FORWARD LOOKING STATEMENTS

This Memorandum contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "plans", "intends", "anticipate", "believe", "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss its future expectations, contain projections of its future results of operations or of its financial condition or state other "forward-looking" information. American Dairy believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that American Dairy is not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors", as well as any cautionary language in this Memorandum, provide examples of risks, uncertainties and events that may cause American Dairy's actual results to differ materially from the expectations American Dairy describes in its forward-looking statements. Before you invest in the Common Stock, you should be aware that the occurrence of the events described as risk factors and elsewhere in this Memorandum and in its most recent Form 10-KSB annual report could have a material adverse effect on its business, operating results and financial condition.

CONFLICTS OF INTEREST

General

The directors and officers of American Dairy and their affiliates will be subject to various conflicts of interest in connection with their management of American Dairy and may engage in transactions with American Dairy which are not arms-length.

Availability of Management Services and Related Parties

The directors and officers of American Dairy will be subject to conflicts of interest in allocating management time, services and functions among the business of American Dairy and the other entities for which they provide services. The directors and officers of American Dairy will devote such time to the affairs of American Dairy as they, in their sole discretion, determine in good faith to be necessary for the business and operations of American Dairy. The management of American Dairy believes that it will have sufficient staff, equipment and other resources to be fully capable of discharging their responsibilities to American Dairy and other entities.

Compensation Arrangements

No agreements as to compensation between American Dairy and its directors and officers are or will be the result of arm's-length negotiation. However, American Dairy believes the amount of such compensation will be representative of practices in the industry. American Dairy has discretion with respect to all decisions relating to executive compensation and related party transactions.

MANAGEMENT

Directors and Officers. The following table sets forth certain information regarding the executive officers and directors of American Dairy. All officers serve at the pleasure of the Board of Directors. Directors serve until the election and qualification of their successors.

Name	Age	Position
Leng You-Bin	33	Chairman, Chief Executive Officer and President
Liu Hua	30	Chief Financial Officer, Secretary,Treasurer and Director
Liu Sheng-Hui	32	Director
Hui-Lan Lee	53	Director

The officers and directors of American Dairy were elected to their current positions on May 7, 2003. The following is information on the business experience of each director and officer:

Leng You-Bin is the Chairman, Chief Executive Officer, President, and General Manager of American Dairy and Feihe Dairy. He is responsible for the overall strategic planning, management and business development of Feihe Dairy. Mr. Leng has been in the dairy industry for more than 13 years. He obtained his Bachelor of Science degree in Food Engineering from Northeast Agriculture University, China. From 1989 to 1997, Mr. Leng acted as technician, deputy director and director of ZhaoGuang Dairy Plant, the predecessor of Feihe Dairy. From 1997 to 2000, Mr. Leng was the General Manager of Feihe Dairy. He became the Chairman and General Manager in 2000. He has researched and patented the "liver protection milk powder" (GanBao Milk Powder).

Liu Hua is the Chief Financial Officer, Secretary, Treasurer and a director of American Dairy, and has been the Financial Officer of Feihe Dairy from November 2000 to the present. From June 1998 to November 2000, he was the Chief Executive Officer of Shenzhen Cima Limited. From September 1993 to January 1996, he was the Chief Executive Officer of Zhengzhou Huacheng Limited. Mr. Liu received a degree from Xian Traffic University in 1993.

Liu Sheng-Hui is a director of American Dairy. He is responsible for the overall financial planning and management of Feihe Dairy. He graduated from Northeast Agriculture University with a Bachelor of Economics degree in Economic Management in 1992. Mr. Liu has 10 years experience in the areas of finance and accounting. He joined Feihe Dairy in 1992. He has held his current position since 1998.

Hui-Lan Lee (also known as "Tracy Lee") has been Assistant Vice President-Taxation of Countrywide Home Loan, Inc. from April 2003 to the present. She was the Tax Manager of Watson Pharmaceuticals, Inc. from October 26, 1996 to March 2003. From 1979 to 1996, Ms. Lee was employed by major fortune 500 companies including The Flying Tiger Line Inc. (a Tiger International Company), Quotron Systems, Inc. (a subsidiary of the Citigroup, Inc.) and Lear Siegler, Inc. in various management positions. Ms. Lee holds a Master of Science degree in Taxation from Golden Gate University, and a Master of Business Administration degree from Indiana University.

Limited Liability and Indemnification

Section 16-10a-840 of the Utah Revised Business Corporation Act (the "URBC") requires directors and officers to perform their duties in good faith and with the care that an ordinary person would exercise under similar circumstances in a manner reasonably believed to be in the best interest of the corporation. A director or officer of a corporation is not liable to the corporation, its shareholders or others for any action taken or any failure to act as an officer or director unless he has breached or failed or failed to perform his duties as described above and the breach or failure to perform constitutes gross negligence, wilful misconduct, or intentional infliction of harm on the corporation or its shareholders.

Section 16-10a-841 of the URBC provides that the articles of incorporation of a Utah corporation may eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages, except for (i) a financial benefit to which is not entitled; (ii) an intentional infliction of harm; (iii) unlawful distributions of the corporation constituting a violation of Section 16-10a-842 of the URBC; or (iv) an intentional violation of criminal law.

Section 16-10a-902 of the URBC permits a Utah corporation to indemnify directors made a party to a proceeding because he is or was a director if (i) his conduct was in, or not opposed to, the corporation's best interest; and (ii) he reasonably believed his conduct was in, or not opposed to, the corporation's best interests; and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a Utah corporation may not indemnify a director if he was adjudged liable to the corporation, or if he was adjudged liable on the basis that he derived an improper personal benefit; and such indemnification in any action brought by the corporation is limited to reasonable expenses incurred in connection with the proceedings.

Article VI of the Articles of Incorporation and Article VIII of the By-Laws of American Dairy provide for the indemnification of directors and officers of American Dairy. Indemnification is mandatory regarding reasonable expenses incurred in connection with proceedings or claims with respect to which he has been successful.

Officers, employees, fiduciaries and agents of a Utah corporation may be entitled to indemnification to a greater extent that directors, if not inconsistent with public policy, if provided for in the Articles of Incorporation, By-Laws, the general or specific action of its board of directors or contract.

DESCRIPTION OF CAPITAL STOCK

American Dairy is authorized to issue 50,000,000 shares of Common Stock, $.001 par value per share. At March 31, 2004, there were 11,750,970 shares of Common Stock issued and outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share held on all matters voted upon by stockholders, including the election of directors. The holders of Common Stock have no preemptive rights to purchase or subscribe for any stock of American Dairy now or hereafter authorized or for securities convertible into such stock. All of the outstanding shares of Common Stock are fully paid and nonassessable. Upon any liquidation of American Dairy, the holders of Common Stock are entitled to share ratably in assets available for distribution to such stockholders. Holders of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.

Shareholders are not entitled to cumulative voting rights, and accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect the entire class of directors to be elected each year if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person as a director of such class.

Dividend Restrictions

The terms of the instruments governing the future indebtedness of American Dairy may contain restrictions on the payment of dividends and the making of distributions on its capital stock (other than stock dividends) and the purchase or redemption of outstanding capital stock of American Dairy. By reason of these restrictions, American Dairy may be unable to pay dividends on its Common Stock for some period, which cannot presently be estimated.

American Dairy has not declared or paid any dividends on its Common Stock and presently does not presently expect to declare or pay any such dividends in the foreseeable future. American Dairy has not yet formulated a future dividend policy in the event restrictions on its ability to pay dividends are created. See "Dividends".

Transfer Agent and Registrar

The transfer agent and registrar for American Dairy is Interwest Stock Transfer Co., 1981 E. Murray Road, #100, Halladay, Utah 84117-5148; telephone (801) 272-9194.

Reports to Stockholders

American Dairy will furnish its shareholders with annual reports containing its financial statements as of December 31 of each year examined by independent certified public accountants. American Dairy presently intends to issue unaudited quarterly reports and may distribute other reports to the stockholders as it deems appropriate.

UNDERWRITING

General

Subscription payments for all subscriptions received will be paid directly to American Dairy, Inc. Subscribers will have no right to withdraw any subscription submitted during the offering period. Funds received from subscribers whose subscriptions are rejected will be returned promptly to such subscribers.

The subscription period will commence on the date of this Memorandum and is expected to terminate on June 30, 2004, unless extended for up to an additional 60 days with or without notice. This offering may be terminated at the sole discretion of American Dairy at any time.

Offering

The Common Stock of American Dairy will be offered on a best-efforts basis by American Eastern Securities, Inc. (the "Underwriter") and by Keating Securities, L.L.C. and other registered broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD")(the "Soliciting Dealers"). The Soliciting Dealers will receive sales commissions equal to 8% of subscriptions sold by them, and the Underwriter will also be paid a 2% wholesaling fee for all sales made by the Underwriter and by other Soliciting Dealers. In addition, the Underwriter will receive: (i) reimbursement of its reasonable expenses of this offering; and (ii) warrants to purchase up to 200,000 shares of restricted Common Stock equal to twenty percent (20%) of the Common Stock of the Company sold in this offering. American Dairy will agree to indemnify the Underwriter and the Soliciting Dealers, if any, against certain liabilities, including liabilities under the federal and state securities laws. To the extent these indemnifications are for liabilities under the Securities Act of 1933, the Securities and Exchange Commission considers such indemnification contrary to public policy and, therefore, unenforceable.

Belmont Capital Group Limited located in Hong Kong, China, will also participate in this offering and will offer and sell Common Stock of American Dairy only to non-U.S. investors in reliance upon Regulation S under the Securities Act of 1933.

American Dairy may enter into selling agreements directly with other firms operating outside the United States who are neither registered with the Securities and Exchange Commission nor members of the NASD ("Foreign Broker-Dealers") for the sale of Common Stock to foreign nationals. All Foreign Broker-Dealers will be required to represent that they will not sell Common Stock of American Dairy to any United States nationals or residents and that all sales will occur outside the United States, its territories and possessions. American Dairy will pay Foreign Broker-Dealers commissions on Common Stock sold by them not in excess of the commissions payable within the United States. Foreign Broker-Dealers may receive additional compensation directly from investors purchasing Common Stock through them. As a result, a Foreign Broker-Dealer may receive compensation in excess of the amount received by a broker-dealer selling Common Stock in the United States, and in excess of the amount which would have been permitted by the NASD if the Foreign Broker-Dealer were offering Common Stock in the United States. Such additional compensation (if any) will be paid directly by investors dealing with the Foreign Broker Dealers and not by American Dairy.

The Underwriter and Foreign Broker-Dealers in this offering have agreed to not engage in any hedging transactions in the equity securities of American Daisy prior to the end of the distribution compliance period of Rule 903 of Regulation S, and non-U.S. purchasers of Common Stock must also represent that they will not engage in any hedging transactions for a period of one year unless in compliance with the Securities Act of 1933.

The Underwriter and the Soliciting Dealers in this offering may become market-makers after the closing of this offering, and engage in normal and customary market activities in the trading of the Common Stock of the Company.

There is no firm commitment to purchase or sell any of the Shares. A maximum of 1,000,000 Shares are being offered. Subscribers will become shareholders of American Dairy upon acceptance of the Subscriber's subscription by American Dairy. American Dairy will accept or reject all subscriptions not more than 15 days following receipt of the investor's subscription documents. American Dairy may, in its discretion, reject the subscription of any person, in whole or in part.

No general solicitation will be permitted in connection with the offer or sale of the Common Stock hereunder. Offers in the United States will be limited to prospective investors who are "accredited investors" as defined by Rule 501(a) of Regulation D and otherwise meet the conditions for investment required by Regulation D promulgated under the Securities Act of 1933, as amended, and applicable state securities laws. See "Suitability Standards".

No supplemental sales literature has been authorized in connection with this offering. All offers are made solely under the terms of this Memorandum and any supplements thereto. See "Sales Material".

The information and data contained in this Memorandum are provided by American Dairy solely for prospective investors or their representatives directly receiving this Memorandum from American Dairy and its representatives, and such Memorandum is not authorized for reproduction or distribution to others.

Except as stated above or under the portion of this Memorandum captioned "Additional Information", no person has been authorized to give any information or to make any representations other than those contained in this Memorandum, any supplement hereto, and information and data provided by and received from American Dairy in connection with this offering, and any other such representations, if any, may not be relied upon.

LEGAL MATTERS

American Dairy is not a party to any material litigation, and there are no material outstanding claims against American Dairy or its assets.

Separate legal counsel has not been retained by American Dairy to represent the interests of prospective shareholders in connection with this offering, and prospective purchasers are urged to retain their own counsel to represent and advise them regarding this offering.

The validity of the issuance of the shares of Common Stock offered by this Private Placement Memorandum will be passed upon for American Dairy by Stephen A. Zrenda, Jr., P.C., Oklahoma City, Oklahoma; telephone (405) 235-2111.

ADDITIONAL INFORMATION

The Form 10-KSB annual report of American Dairy is hereby incorporated by reference into this Private Placement Memorandum. Prospective purchasers are encouraged to carefully review this annual report for audited financial statements of American Diary and for additional material information regarding American Dairy.

Additional information regarding American Dairy, including its most recent Form 10-KSB annual report is available online at www.sec.gov, Historical Company Filings, with other public reports filed by American Diary with the U.S. Securities and Exchange Commission.

All original documentation and information with respect to the offering of Shares will be kept at the principal executive offices of American Dairy. Each purchaser and/or his purchaser representative, if any, at any time during normal business hours before the final termination date of this offering, may ask American Dairy questions concerning the terms and conditions of the offering and its proposed activities. American Dairy will provide answers to such questions and provide such information to the extent that it possesses such answers and information, or can obtain such information without unreasonable effort or expense.

Statements made in this Memorandum as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document, reference is made thereto for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

SALES MATERIAL

In addition to but not part of this Memorandum, American Dairy may utilize limited sales material in the offering of the Shares. This material may include an abstract of this Memorandum, and related material of interest to qualified investors consistent with this Memorandum. Other than as described herein, no other sales material has been authorized for use in connection with this offering. This offering is made only by means of this Memorandum. Although the information contained in such material will not conflict with any of the information contained in this Memorandum, such material does not purport to be complete and should not be considered as a part of this Memorandum, or as incorporated in this Memorandum, by reference or otherwise, or as forming the basis of the offering of the Shares. Prospective investors should rely only upon this Memorandum regarding their investment decision.

FINANCIAL STATEMENTS

The consolidated financial statements of American Dairy, Inc. as of December 31, 2003, have been audited by Murrell, Hall, McIntosh, LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein to the Form 10-KSB annual report of American Dairy for fiscal 2003, in reliance upon the authority of said firm as experts in accounting and auditing.

The financial statements of American Dairy, Inc. (formerly called Lazarus Industries, Inc.) as of December 31, 2002 have been audited by HJ & Associates, L.L.C., independent public accountants, as indicated in their report with respect thereto, and are hereby incorporated by reference herein to the Form 10-KSB annual report of American Dairy (formerly called Lazarus Industries, Inc.) for fiscal 2002, in reliance upon the authority of said firm as experts in accounting and auditing.

EXHIBIT A
TO
PRIVATE PLACEMENT MEMORANDUM

FOR U.S. CITIZENS
AND U.S. RESIDENTS

AMERICAN DAIRY, INC.

SUBSCRIPTION AGREEMENT

The undersigned has reviewed the offering documents of American Dairy, Inc. (American Dairy), a Utah corporation, and the undersigned desires to purchase Common Stock of American Dairy (the "Common Stock"); and therefore, the undersigned hereby makes the following representations to American Dairy:

1. The undersigned acknowledges that the undersigned has received and reviewed a copy of the Private Placement Memorandum dated April 26, 2004, and various documents relating to the Common Stock of American Dairy.

2. The undersigned represents that:

(a) If an individual, the undersigned is at least 21 years of age.

Yes _____ No _____

(b) The undersigned is a citizen of the U.S.A.

Yes _____ No _____

(c) The undersigned is a resident of the following state or states.

____

(d) The undersigned is acquiring the Common Stock solely for the undersigned's own account and not for the account of any other person nor with the view of reselling or transferring the Common Stock.

Yes _____ No _____

3. The undersigned is aware that no federal or state agency has made any findings or determinations as to the fairness for public or private investment, nor any recommendation or endorsement, of the Common Stock as an investment.

4. The Common Stock subscribed for constitutes an investment which is suitable and consistent with the undersigned's investment program and that the undersigned's financial situation enables the undersigned to bear the risks of this investment. The undersigned has such knowledge and experience in financial and business affairs that he is capable of evaluating the merits and risks of an investment in the Common Stock of American Dairy.

5. The undersigned represents that the undersigned is a person who is an "accredited" investor as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the "Act"), as follows :

__________ (Initial) a. The undersigned is an individual whose individual net worth, or joint net worth with the undersigned's spouse, at the time of purchase exceeds $1,000,000;

__________ (Initial) b. The undersigned is an individual whose individual income exceeded $200,000 in each of the two most recent calendar years, or whose joint income with the undersigned's spouse exceeded $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year;

__________ (Initial) c. The undersigned is a director or executive officer of American Dairy;

_________ (Initial)

d. The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act or 1940 or a business development company as defined in Section 2(a)(48) of such act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state or its political subdivision, or any agency or instrumentality of a state or its political subdivision, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(31) of such act, which plan fiduciary is a bank, a savings and loan association, an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by the persons who otherwise meet these suitability standards;

_________ (Initial)

e. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_________ (Initial)

f. The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Common Stock of American Dairy, with total assets in excess of $5,000,000;

_________ (Initial)

g. The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock of American Dairy, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

_________ (Initial)

h. The undersigned is a corporation or partnership in which each and every equity owner of such entity is and certifies that he or she meets the qualifications set forth in either (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

NOTE: Upon one of the above categories being initialed, the undersigned further agrees to provide to American Dairy, upon request, reasonable evidence of his, her or its qualifications therefor, including tax returns, financial statements, etc.

6. It is understood that the Securities to be issued to the subscriber will bear the following restrictive legend or similar legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR ANY APPLICABLE STATE SECURITIES ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO AMERICAN DAIRY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

7. The undersigned is aware that the Securities cannot be resold or otherwise transferred for an indefinite period unless subsequently registered or qualified under the Acct and applicable state securities laws (which American Dairy is not obligated to do), or an opinion of counsel acceptable to American Dairy and its legal counsel is received stating that exemptions from such registration or qualification requirements are available.

8. The undersigned further understands that the exemption under Rule 144 promulgated under the Act may not be available because of the conditions and limitations of Rule 144, that, in the absence of the availability of Rule 144, any disposition

by the undersigned's investment may require compliance with some other exemption under the Act, and that American Dairy is under no obligation to take any action in furtherance of making an exemption under Rule 144 or any other exemption so available.

9. The undersigned is aware that the minority shareholders and the holders of the Securities have no or very limited rights in managing corporate operations.

10. The undersigned is aware that American Dairy has been and is relying upon the representations and warranties set forth herein, in part, in determining whether the offering meets the conditions of Section 4(2) under the Securities Act of 1933 and under the exemptions available from the registration or qualification requirements under applicable state securities laws.

11. The undersigned confirms that, in making the decision to purchase the Common Stock subscribed for, the undersigned has relied upon independent investigations made by the undersigned, or the undersigned's representatives, including the undersigned's own professional tax and other advisers, and that the undersigned and such representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, American Dairy or any person(s) acting on its behalf concerning the terms and conditions of the offering or any other matter set forth in the offering documents, and to obtain any additional information or documents, to the extent American Dairy possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the offering documents, and that no representations have been made to the undersigned concerning the Common Stock or American Dairy, its business or prospects or other matters.

12. The undersigned understands that the Common Stock is being offered and sold under an exemption from registration provided by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and warrants and represents that any Common Stock subscribed for is being acquired by the undersigned solely for the undersigned's own account for investment purposes only; that the undersigned has no present agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of any Common Stock subscribed for or which would guarantee the undersigned any profit or protect the undersigned against any loss with respect to such Common Stock; that the undersigned has no present plans to enter into any such agreement or arrangement; and that the undersigned is able to bear the economic risk of the investment for an indefinite period of time.

13. The undersigned recognizes the speculative nature and risks of loss associated with investments in start-up and development stage companies and that the undersigned may suffer a substantial loss of the undersigned's investment in the Common Stock of American Dairy. In connection therewith, the undersigned confirms that the undersigned understands, and has fully considered for purposes of this investment, the risks involved in this investment; and is aware that: (i) American Dairy has a no financial and operating history in connection with its current business; (ii) this is a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's investment therein; and (iii) at the present, there is no public market for the Common Stock and, accordingly, it may be difficult if not impossible for the undersigned to liquidate an investment therein for an indefinite period, even in case of emergency.

14. The undersigned is aware that American Dairy has been and is relying upon the representations and warranties set forth herein, in part, in determining whether the offering meets the conditions of Rule 506 of Regulation D under the Act and under exemptions available from the registration or qualification requirements under applicable state securities laws.

15. The undersigned agrees that the foregoing representations and warranties shall survive the undersigned's purchase of the Common Stock of American Dairy. All of the information which the undersigned has furnished American Dairy herein, or previously with respect to the undersigned's financial position is correct and complete as of the date of this Subscription Agreement, and, if there should be any material change in such information, the undersigned will immediately furnish such revised or corrected information to American Dairy.

16. It is understood and agreed that the foregoing representations do not constitute a wavier of any rights the undersigned may have under the securities laws administered by the U.S. Securities and Exchange Commission or by any state regulatory agency administering statutes bearing on the sale of securities.

17. The undersigned hereby subscribes to _________ Shares of Common Stock of American Dairy at $3.00 per Share for an aggregate purchase price of $_____________. Please make your subscription check payable to "American Dairy, Inc." or wire transfer the subscription payment to:

Far East National Bank, 350 S. Grand Avenue, Los Angeles, CA 90071
ABA Routing Number: 122034103
Account Number: 641055107
Account Name: American Dairy, Inc.

SUBSCRIBER:

____

Residence Address of Subscriber(s): Mailing Address (if different):

(Number) (Street) (Number) (Street)

(City) (State) (Zip Code) (City) (State) (Zip Code)

( ) (Home Telephone Number) ( ) (Office Telephone Number)

Title to Common Stock Held By:

_____ Individual
_____ Joint tenants with right of survivorship, and not as tenants-in-common
_____ Tenants-in-common
_____ Community property
_____ Trust
_____ Corporation
_____ Partnership
_____ As Custodian for ______________________________ under the Uniform
_____ Gift to Minors Act of the State of __________________
_____ Other (explain) ____

Social Security Number (if an individual): ______________________________
Tax I.D. Number: ____________________________

Accepted this _______ day of _______________, 2004.

American Dairy, Inc.

By:____
Leng You-Bin
Chief Executive Officer and President

EXHIBIT B
TO
PRIVATE PLACEMENT MEMORANDUM

FOR NON-U.S. CITIZENS AND RESIDENTS

AMERICAN DAIRY, INC.

REGULATION S SUBSCRIPTION AGREEMENT

This Regulation S Purchase Agreement is executed in reliance upon Regulation S which provides an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").

This Agreement has been executed by American Dairy, Inc., a Utah corporation (the "Company"), in connection with its sale of its authorized and previously unissued shares of Common Stock at $3.00 (U.S.) per share (hereinafter referred to as the "Shares") to the Purchaser. The Purchaser hereby represents, warrants to, and agrees with the Company as follows:

1. Agreement to Purchase; Purchase Price.

The Purchaser hereby agrees to purchase _______ Shares from the Company in the total principal amount of ________________________________ ($__________ U.S.). The Company agrees to sell and deliver to the Purchaser at such purchase price the Shares of the Company upon the terms and conditions hereof.

The Company shall issue, sell and deliver the executed Shares in fully negotiable form to the Purchaser subject to the terms and conditions set forth in this Agreement, free and clear of all claims and encumbrances. Such Shares of the Company shall be subject to the restrictions imposed pursuant to Regulation S under the 1933 Act and all other provisions of the 1933 Act and this Agreement.

Please make your subscription check payable to "American Dairy, Inc." and mail check to:

American Eastern Securities, Inc.
c/o Charles Hung
965 S. Figueroa, Suite 3340
Los Angeles, CA 90017

or wire transfer funds to:

Far East National Bank, 350 S. Grand Avenue, Los Angeles, CA 90071
ABA Routing Number: 122034103
Account Number: 641055107
Account Name: American Dairy, Inc.

2. Purchaser's Representations; Access to Information; Independent Investigation.

A. **Sale Transaction.** The Purchaser represents and warrants to the Company that:

(i) It understands that the Company has made arrangements to sell these Shares only to persons or entities that are not U.S. Persons as that term is defined in Rule 902 under Regulation S as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under authority of the 1933 Act.

(ii) At the time the Purchaser was initially contacted, the Purchaser was a person who is a non-resident of the United States and non-U.S. citizen, or was a company, trust or other business organization organized under the laws of a jurisdiction outside the United States.

(iii) The Purchaser is purchasing the Shares of the Company only for its own account and not on behalf of any U.S. Person, and no sale by the Purchaser has been pre-arranged with any prospective buyer in the United States.

(iv) The Purchaser agrees that all offers and sales of the Shares of the Company prior to the expiration of a period commencing on the date of this transaction and ending one year thereafter shall only be made in compliance with the restrictions of Regulation S, or pursuant to registration of such securities under the 1933 Act or pursuant to an exemption thereunder, and the terms hereof.

(v) That any offering documents received by the Purchaser include statements to the effect that the Shares have not been registered under the 1933 Act and that no sale of such Shares may occur during a period commencing on the date of the transaction and ending one year thereafter unless the Shares are registered under the 1933 Act or are sold pursuant to an exemption from registration.

B. **Regulation S and Other Restrictions.** The Purchaser covenants and agrees with the Company as follows:

(i) The Purchaser understands that the Shares to be acquired pursuant to this Agreement have not been registered under the 1933 Act with the SEC in reliance upon the exemption from the registration requirements thereof afforded by Regulation S under the 1933 Act, governing the offer and sale of securities that occur outside the U.S., nor with any state securities commission or agency. The Purchaser agrees and acknowledges that the Company will issue stop transfer instructions to its registrar and transfer agent prohibiting the transfer of the Shares of the Company delivered under this Agreement for a period of one year after the date of closing of this Agreement. The Purchaser understands that the Shares to be acquired by the Purchaser will have the following restrictive legend or similar legend affixed thereto:

> "These Shares have not been registered under the Securities Act of 1933 (the "Act"), and have been issued pursuant to an exemption pursuant to Regulation S under the Act. Until one year after the date of purchase, no amount of the Shares may be offered, sold, or transferred to any U.S. Person. Offers, sales or transfers in the U.S. or to a U.S. person (as defined in Regulation S promulgated under the Act) or for the account and benefit of a U.S. person are not permitted, except as provided in said Regulation S, unless the Shares are registered under the Act or an exemption from such registration under the Act is applicable."

(ii) The Purchaser hereby represents and warrants to the Company that he/she is a citizen and resident of ______________________, or that it is a company, trust or other business organization organized under the laws of ______________________ and is not a U.S. Person within the meaning of Rule 902(a) of Regulation S.

(iii) The Purchaser and any assigns of the Shares agrees that the Shares of the Company acquired by the Purchaser pursuant to this Agreement shall not be voluntarily sold, transferred or otherwise disposed of in the United States or to any U.S. Person for a minimum period of one year from the closing date of this transaction, except by registration of such Shares under the 1933 Act and any applicable state securities laws.

(iv) The Purchaser understands that any disposition of the Shares of the Company in violation of this Agreement shall be null and void. No transfer of the Shares shall be made by the Company or the Company's registrar and transfer agent upon the Company's transfer books or records unless there has been compliance with the terms of this Agreement, including the above provisions. The Company will issue stop transfer instructions to its registrar and transfer agent to the effect that the Shares of the Company may not be transferred for a period of one year after the closing date and may be transferred thereafter only except as provided herein. The Purchaser agrees to indemnify and hold the Company harmless from and against damages that may result from or arise out of any disposition thereof in violation of this Agreement.

(v) In connection with the transaction which is the subject of this Agreement, Purchaser acknowledges that offers respecting the sale of the Shares directed by the Company were received outside of the United States and that Purchaser has not and is not engaged in or directed any unsolicited offers to buy the Shares of the Company into the United States or to any U.S. Person.

C. **Current Information.** The Purchaser has been furnished with a copy of the Company's Private Placement Memorandum dated April 26, 2004, and with copies of the Company's most recent audited financial statements, and other material documents concerning the Company upon request.

D. **Independent Investigation; Access.** The Purchaser in making the decision to purchase the Shares subscribed for, has relied upon independent investigations and the undersigned together with representatives, if any, have, prior to any sale, been given the opportunity to request and examine all available recent financial information of the Company, all material books and records of the Company, all material contracts, and other documents relating to this transaction and an opportunity to ask questions of, and to receive answers from the Company or any person acting upon its behalf concerning the terms and conditions of this transaction.

The Purchaser and any advisors have been furnished with all materials relating to the business, finances and operation of the Company and materials relating to this offer and sale of the Shares that have been requested by the Purchaser and any advisors, and have received complete and satisfactory answers to any such inquiries.

E. **No Government Recommendation or Approval.** The Purchaser understands that no federal, state, municipal or other governmental agency in the United States has passed on nor made any recommendations or endorsement of the Shares being sold herein.

3. **Company's Representations.**

A. **Reporting Company Status.** The Company is a "Reporting Issuer" as defined by Rule 902 of Regulation S. The Common Stock of the Company is presently traded on the NASD Electronic Bulletin Board over-the-counter market in the United States (symbol "ADIY").

B. **Offshore Transaction.**

(i) At the time the buy order was originated, the Company and/or its agents reasonably believed the Purchaser was outside the United States, and was not a U.S. Person.

(ii) The Company and/or its agents reasonably believe that this transaction has not been pre-arranged with any buyer in the United States.

C. **No Directed Selling Efforts.** In regard to this transaction, the Company has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S.

D. **Necessary Action.** The Company has taken all necessary action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4. **Exemption; Reliance on Representations.** The Company and the Purchaser understand that the offer and sale of the Shares herein have not and are not to be registered under the 1933 Act. The Company is relying on the rules governing offers and sales of securities made outside the United States pursuant to Regulation S. Rules 901 through 904 of Regulation S govern this transaction.

5. **Conditions of the Company's Obligation to Close.** The obligations of the Company to close this transaction, and the transfer and delivery to the Purchaser of the Shares, as set forth herein, and to perform its obligations pursuant to the terms and conditions of this Agreement, are subject to the fulfillment as of the closing date of the following condition precedent, which may be waived only in writing by the Company:

(i) Payment of Purchase Price. The Purchaser shall pay the purchase price by check, by wire transfer or in such other form and manner acceptable to the Company, payable to the "American Dairy, Inc.".

6. **Expenses.** All legal, accounting and other costs and fees incurred by the Purchaser and/or the Company in connection with the transactions contemplated by this Agreement shall be borne and paid for by the party incurring same.

7. **Governing Law.** This Agreement shall be deemed made in the State of Utah for purposes of interpretation and enforcement without regard to conflicts of law.

8. Survival of Representations, Warranties and Covenants. The respective representations, warranties, covenants and agreements made in this Agreement by the Purchaser and the Company shall survive the closing. The respective representations and warranties of each contained herein or in any certificates delivered pursuant hereto shall not be deemed to be waived or otherwise affected by an investigation or audit made by any other person or by any action taken by any other person at the request of any party hereto.

9. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Purchaser, or by the Company, in whole or in part, without the prior written consent of the other party hereto.

10. Notices. Any notice, request, instruction or other document or communication required or permitted to be given upon delivery in person or upon being deposited in the mail, postage prepaid, for mailing by certified or registered mail, as follows:

If to the COMPANY, delivered and mailed to:

American Diary, Inc.
c/o American Eastern Securities, Inc.
865 S. Figueroa Street, Suite 3340
Los Angeles, California 90017 (USA)

If to the PURCHASER, delivered or mailed to:

____
____
____
____

11. Section Headings. Section headings are for convenience only and shall not limit or otherwise affect any of the provisions of this Agreement.

12. Entire Agreement. This Agreement and any exhibits hereto constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

13. Waivers; Amendments. Any of the terms or conditions of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof, and this Agreement may be amended, or modified in whole, or in part only by an agreement in writing, executed by all the parties to this Agreement.

14. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns and transferees of the Shares. As used herein, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as well as by facsimile, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and accepted this Agreement effective this _____ day of ____________, 2004.

COMPANY:	**PURCHASER:**
American Dairy, Inc.	
__________________________	__________________________
Leng You-Bin Chief Executive Officer and President	(Signature)

No person is authorized to give any information or to make any representation other than those contained in this Memorandum, and if given or made such information or representation must not be relied upon as having been authorized. This Memorandum does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered by this Memorandum or an offer to sell or a solicitation of an offer to buy the Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

TABLE OF CONTENTS

1,.000,000 Shares
of
Common Stock

$3,000,000

Offering Price,
$ 3.00 Per Share

American Dairy, Inc.

PRIVATE PLACEMENT MEMORANDUM

April 26, 2004